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                                                                EXHIBIT 12.03
               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
         SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                                                                                  Three
                                                                                  Months
                                                                                  Ended
                                                                                 March 31,
         Dollars in millions                                                       1997
                                                                                ------------
Earnings from continuing operations:
 Income  from continuing operations before income taxes                           $   678
 Add fixed charges (see below)                                                      2,193
 Other adjustments                                                                     (1)
                                                                                  -------
Earnings as defined                                                               $ 2,870
                                                                                  =======


Fixed Charges from continuing operations:
 Interest expense                                                                 $ 2,169
 Other adjustments                                                                     24
                                                                                  -------
Fixed charges from continuing operations as defined                               $ 2,193
                                                                                  =======
Ratio of earnings to fixed charges                                                   1.31
                                                                                  =======
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NOTE: The ratio of earnings to fixed charges from continuing operations is calculated by dividing fixed charges into the sum of income from continuing operations before income taxes and cumulative effect of change in accounting principles and fixed charges. Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.